UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2011

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2011, Radiant Logistics, Inc. (the “Company,” “we” or “us”) appointed Jack Edwards to serve as a director of the Company until our next annual meeting of stockholders and until his successor is duly appointed and qualified.  Mr. Edwards will serve as an independent director and as the Chairman of our newly formed Audit Committee, which will consist of Mr. Edwards and Stephen Harrington, an existing director of the Company.

Mr. Edwards is an independent business executive who since 2006 has been providing strategic, investment and operational advisory services to a broad range of clients and boards.  He served as Chief Operating Officer and Senior Advisor at Broe Companies, a privately held company that owns and operates a diversified portfolio of companies in the transportation, real estate, healthcare and energy sectors (2003-2006).  Before this, from 2001 through 2002, he was the President and Chief Executive Officer of American Medical Response, Inc., a provider of private ambulatory services.  Prior to this, Mr. Edwards served as the President and Chief Executive Officer at a variety of logistics and freight-forwarding companies, including Danzas Corporation and ITEL Transportation Group. Previously he  held senior executive positions at Circle International, American President Lines and The Southern Pacific Transportation Company.  Mr. Edwards has served as a director of several publicly-held corporations, including Laidlaw Inc. (NYSE), ITEL Corp. (NYSE) and Sun Gro Horticulture Canada Ltd. (TSX). Mr. Edwards received a Bachelors of Science in Food Science and Technology from the University of California, Davis, and a Masters of Business Administration from the University of Oregon.

In conjunction with his appointment to our Board of Directors, on or about December 20, 2011, Mr. Edwards was awarded an initial grant of options to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.35 per share (the closing price as of December 19, 2011).  The options are subject to a ten year term, with vesting to occur at the rate of 20% per year on each annual anniversary of Mr. Edwards' continued service as a Board member. The options contain limited provision for acceleration in the event, among others, of a "Change of Control" (as the term is defined in our 2005 Stock Incentive Plan), and upon the death or disability of Mr. Edwards.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: December 20, 2011	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer